Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements  (Nos. 333-174757, 333-169614 and 333-169613) on Form S-8 of Global Power Equipment Group, Inc. of our report dated September 12, 2017,  relating to the consolidated financial statements of Global Power Equipment Group Inc., appearing in this Form 10-K of Global Power Equipment Group Inc. for the year ended December 31, 2016 and expresses an unqualified opinion.

/s/ Hein & Associates LLP

Dallas, Texas
April 16, 2018